UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 14, 2024

ATAI LIFE SCIENCES N.V.
(Exact name of registrant as specified in its charter)

The Netherlands	001-40493	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Wallstraße 16
10179 Berlin, Germany
(Address of principal executive offices) (Zip Code)

+49 89 2153 9035
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common shares, €0.10 par value per share	ATAI	The Nasdaq Stock Market LLC (Nasdaq Global Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement

On August 14, 2024 (the “Amendment Date”), ATAI Life Sciences N.V. (the “Company”), ATAI Life Sciences AG (“ATAI AG” and together with the Company, the “Borrowers”) and certain subsidiary guarantors of the Company (collectively, the “Subsidiary Guarantors”) entered into the Third Amendment to Loan and Security Agreement (the “Third Amendment”), with the several banks and other financial institutions or entities from time to time parties to the Loan Agreement (collectively, the “Lenders”) and Hercules Capital, Inc., a Maryland corporation, in its capacity as administrative agent and collateral agent (the “Agent”) which amends that certain Loan and Security Agreement, dated August 9, 2022 (as amended by that certain First Amendment to Loan and Security Agreement dated as of March 13, 2023, and as further amended by that certain Second Amendment to Loan and Security Agreement, dated May 26, 2023, the “Existing Loan Agreement,” and as amended by the Third Amendment, the “Agreement”) to, among other things, (i) provide Tranche 1B of $5.0 million on the Amendment Date, (ii) reduce the remainder of available Tranche 1 to $25.0 million, and extend the availability thereof (x) with respect to Tranche 1C, to be available after the Amendment Date until March 31, 2025, and (y) with respect to Tranche 1D, to be available upon the earlier to occur of (1) March 31, 2025 and (2) full borrowing of Tranche 1C, until June 30, 2025, (iii) increase Tranche 2 to $30.0 million, and extend the availability thereof to be available upon the earlier to occur of (1) June 30, 2025, and (2) full borrowing of Tranche 1D, until September 30, 2025, subject to the Tranche 2 Draw Test, (iv) extend the availability of Tranche 3 of $100.0 million, through March 31, 2026, available subject to lender’s investment committee approval, (v) extend the amortization date to September 1, 2025, and extend the timeline to achieve the second amortization extension condition, to June 30, 2025, upon the occurrence of which the amortization date may be extended to March 1, 2026, (vi) amend the financial covenant to commence on October 1, 2024, and require that so long as the Company’s market capitalization is less than $550.0 million, Borrowers shall maintain qualified cash equal to at least 50% of the sum of (x) the amount of outstanding debt under the facility plus (y) Qualified Cash A/P Amount (as defined in the Agreement), or upon the occurrence of certain conditions, 70% of the sum of (x) the amount of outstanding debt under the facility plus (y) Qualified Cash A/P Amount, and (vii) reduce the interest rate to equal the greater of (x) 9.05% or (y) prime rate plus 4.30% (or, upon achieving certain conditions, (y) shall equal prime rate plus 4.05%).

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Third Amendment which is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

To the extent required, the information set forth in Item 1.01 above is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1†
Third Amendment to the Loan and Security Agreement between the Registrant, ATAI Life Sciences AG, certain of the Registrant’s subsidiaries from time to time party thereto as a guarantor, Hercules Capital, Inc., and the several banks and other financial institutions or entities from time to time party thereto, and Hercules Capital, Inc. as administrative agent and collateral agent for itself and the lenders, dated August 14, 2024.

104	Cover Page Interactive Data File (embedded within the inline XBRL document).

†
Certain confidential portions (indicated by brackets and asterisks) have been omitted from this exhibit pursuant to Item 601(b)(10)(iv). Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Registrant agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted information upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATAI LIFE SCIENCES N.V.

Date: August 14, 2024	By:	/s/ Florian Brand
	Name:	Florian Brand
	Title:	Co-Chief Executive Officer

Date: August 14, 2024	By:	/s/ Srinivas Rao
	Name:	Srinivas Rao
	Title:	Co-Chief Executive Officer